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Exhibit 10.9

EXECUTION COPY

PERFORMANCE RETENTION GRANT

        THIS PERFORMANCE RETENTION GRANT AGREEMENT (the "Agreement") is dated as of the 11th day of February, 2004 (the "Award Date") and entered into by and between iSTAR FINANCIAL INC. (the "Company") and Jay Sugarman (the "Participant");

WITNESSETH:

        WHEREAS, in connection with the effectiveness on March 31, 2004 (the "Effective Date") of a new employment agreement entered into on the date hereof between the Company and the Participant (the "New Employment Agreement"), the Company wishes to award shares of common stock, $0.001 par value per share, of the Company (the "Common Stock") to the Participant, subject to certain restrictions on transferability, pursuant to the iStar Financial Inc. 1996 Long-Term Incentive Plan, as amended and restated (the "Plan");

        NOW, THEREFORE, IT IS AGREED between the Company and the Participant as follows:

        1.    Award.

          (a)   Subject to the terms of this Agreement and the Plan, the Participant is hereby awarded a number of shares of Common Stock (the "Shares") equal to the quotient obtained by dividing 10.0 million by the average closing price of the Company's Common Stock for the 20 trading days ending on and including March 30, 2004. Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan.

          (b)   The parties agree that on March 31, 2004, Schedule A hereto shall be amended to specify the number of Shares.

        2.    Vesting.

          (a)   The Shares shall be fully vested when issued on March 31, 2004, if the Participant's employment as Chairman and Chief Executive Officer of the Company has not terminated before such vesting date. If the Participant's employment as Chairman and Chief Executive Officer of the Company terminates prior to March 31, 2004, this Agreement shall terminate and be of no force and effect, and neither party shall have any obligation to the other party hereunder.

          (b)   Once the Shares have vested, they shall not be subject to forfeiture under any circumstances.

        3.    Restrictions on Shares.

          (a)   Except as provided in Section 3(b), the "Restricted Period" with respect to the Shares is the period commencing on the Effective Date and ending on the earlier of (1) March 31, 2009 and (2) the occurrence of a Change of Control (as such term is defined under the New Employment Agreement).

          (b)   In addition to the events described in Section 3(a), the Restricted Period shall terminate on March 31 of each year during the Restricted Period with respect to a number of Shares equal to 25% of the Shares awarded to Participant on the Effective Date if, during the 12 month period ending on March 31 of such year, the price of the Common Stock has increased by 15% or more. For purposes of determining whether the price of the Common Stock has increased by 15% or more, the average closing price of the Common Stock on the principal United States securities exchange on which the Common Stock is traded shall be compared for the first 20 trading days at the beginning of such 12 month period and the last 20 trading days in such 12-month period.

          (c)   During the Restricted Period, Shares are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, subject to such procedures as the Administrator may establish, to or for the benefit of the Participant's family. Except as provided in this Section 3, Shares may not be sold, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law and otherwise) or be subject to execution, attachment or similar process. Any attempt to so sell, transfer, assign, pledge, hypothecate, voluntarily encumber or otherwise dispose of the Shares shall be null and void.

          (d)   Shares shall be evidenced by a certificate registered in the name of the Participant. The certificate shall bear a legend to the effect that the Shares are subject to contractual restrictions on transfer under this Agreement. In addition, for so long as the Participant is an affiliate of the Company within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), the certificate representing the Shares may bear a legend to the effect that the Shares must be sold pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act.

          (e)   During the Restricted Period, the Participant shall be entitled to vote and receive dividends with respect to all of the Shares.

        4.    Adjustments to Number of Shares.    In the event of any change in the outstanding Shares by reason of any stock dividend, split, spinoff, recapitalization or other similar change, the terms and the number of any outstanding Shares shall be equitably adjusted by the Administrator in its discretion to the extent the Administrator determines that such adjustment is necessary to preserve the benefit of this Agreement for the Participant and the Company. Any additional shares resulting from such adjustment shall be subject to restrictions on transferability hereunder to the same extent as the underlying shares.

        5.    Agreement Not Contract of Employment.    This Agreement does not constitute a contract of employment, and does not give the Participant the right to be retained in the employ of the Company.

        6.    Successors and Assigns.    This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

        7.    Administration.    The authority to administer and interpret this Agreement shall be vested in the Administrator, and the Administrator shall have all the powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement are final and binding on all persons.

        8.    Representations.    The Company represents that the offer and sale of the Shares by the Company is registered under the Securities Act, and any applicable state securities laws, pursuant to an effective registration statement; however, they may be subject to restrictions on resale for so long as the Participant is an affiliate of the Company. The Participant hereby represents and covenants that any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws.

        9.    Plan Governs.    The terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

        10.    Amendment and Termination.    The Board of Directors of the Company may at any time amend or terminate the Plan, provided that no such amendment or termination may materially adversely affect the rights of the Participant awarded hereunder without the written agreement of the Participant.

        11.    Arbitration.    Any controversy, dispute or claim arising out of or related to this Agreement, a Participant's rights or obligations hereunder or pursuant hereto or a Participant's employment by the Company shall be resolved in accordance with the terms and conditions set forth in a separate agreement between the parties regarding arbitration of disputes relating to incentive awards and employment, the terms of which are incorporated herein by this reference.

        12.    Waiver of Responsibility.    Participant understands that the Company has assumed no responsibility for advising Participant as to the tax consequences to Participant of the grant of Shares under this Agreement. Participant should consult with his individual tax advisor concerning the applicability of Federal, state and local tax laws to the Shares and to his personal tax circumstances.

        13.    Counterparts.    This Agreement may be executed in counterparts.

        IN WITNESS WHEREOF, Participant and the Company have executed this Agreement, as of the date first above written.

PARTICIPANT

/s/ JAY SUGARMAN Jay Sugarman

iSTAR FINANCIAL INC.

By:	/s/ CATHERINE D. RICE Catherine D. Rice

SCHEDULE A

Number of Shares

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PERFORMANCE RETENTION GRANT
SCHEDULE A